                                                                    EXHIBIT 10.6

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                               FRIEDMAN'S INC.






                               LOAN AGREEMENT

                         Dated: As of July 14, 1997

                                 $10,000,000






                             ABN AMRO BANK N.V.



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



                              TABLE OF CONTENTS

SECTION                                          HEADING                                          PAGE

SECTION 1.                 GENERAL DEFINITIONS.......................................................1

       Section 1.1.            Defined Terms.........................................................1
       Section 1.2.            Accounting Terms.....................................................11
       Section 1.3.            Other Terms..........................................................12
       Section 1.4.            Certain Matters of Construction......................................12

SECTION 2.                 CREDIT FACILITY..........................................................12

       Section 2.1.            Borrowing and Disbursement...........................................12
       Section 2.2.            Loan Account.........................................................14

SECTION 3.                 INTEREST, FEES, TERM AND REPAYMENT.......................................14

       Section 3.1.            Interest, Fees and Charges...........................................14
       Section 3.2.            Unused Line Fee......................................................15
       Section 3.3.            Loan Fee.............................................................15
       Section 3.4.            Payments.............................................................15
       Section 3.5.            Term of Loan.........................................................16
       Section 3.6.            Application of Payments and Collections..............................16
       Section 3.7.            Statements of Account................................................16
       Section 3.8.            Funding Indemnity....................................................16

'SECTION 4.                COLLATERAL:  GENERAL TERMS'..............................................17

       Section 4.1.            Security Interest in Collateral......................................17
       Section 4.2.            Representations, Warranties and Covenants -- Collateral..............17
       Section 4.3.            Lien Perfection......................................................18
       Section 4.4.            Location of Collateral...............................................18
       Section 4.5.            Insurance of Collateral..............................................18
       Section 4.6.            Protection of Collateral.............................................19

SECTION 5.                 PROVISIONS RELATING TO ACCOUNTS..........................................19

       Section 5.1.            Representations, Warranties and Covenants............................19
       Section 5.2.            Notice of Security Interest and Schedules of Accounts................20
       Section 5.3.            Administration of Accounts...........................................21
       Section 5.4.            Collection of Accounts...............................................21

SECTION 6.                 PROVISIONS RELATING TO INVENTORY.........................................22

       Section 6.1.            Representations, Warranties and Covenants............................22
       Section 6.2.            Location of Inventory................................................22
       Section 6.3.            Ownership of Inventories.............................................23

       Section 6.4.            Status of Inventory..................................................23

SECTION 7.                 REPRESENTATIONS AND WARRANTIES...........................................23

       Section 7.1.            General Representations and Warranties...............................23
       Section 7.2.            Reaffirmation........................................................26
       Section 7.3.            Survival of Representations and Warranties...........................27

SECTION 8.                 COVENANTS AND CONTINUING AGREEMENTS......................................27

       Section 8.1.            Affirmative Covenants................................................27
       Section 8.2.            Negative Covenants...................................................30
       Section 8.3.            Specific Financial Covenants.........................................33

SECTION 9.                 CONDITIONS PRECEDENT.....................................................34

       Section 9.1.            Documentation........................................................34
       Section 9.2.            Other Conditions.....................................................35
       Section 9.3.            Conditions Precedent to Subsequent Advances..........................36
       Section 9.4.            Request for Advances.................................................36

'SECTION 10.               EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT........................37

       Section 10.1.           Events of Default....................................................37
       Section 10.2.           Acceleration of the Obligations......................................39
       Section 10.3.           Remedies.............................................................39
       Section 10.4.           Remedies Cumulative; No Waiver.......................................41

SECTION 11.                MISCELLANEOUS............................................................41

       Section 11.1.           Power of Attorney....................................................41
       Section 11.2.           Indemnity............................................................42
       Section 11.3.           Modification of Agreement; Sale of Interest .........................42
       Section 11.4.           Reimbursement of Expenses............................................43
       Section 11.5.           Indulgences Not Waivers..............................................43
       Section 11.6.           Severability.........................................................43
       Section 11.7.           Successors and Assigns...............................................43
       Section 11.8.           Cumulative Effect; Conflict of Terms.................................44
       Section 11.9.           Execution in Counterparts............................................44
       Section 11.10.          Notice...............................................................44
       Section 11.11.          Lender's Right to Set-Off............................................44
       Section 11.12.          Demand Obligations...................................................45
       Section 11.13.          Time of Essence......................................................45
       Section 11.14.          Entire Agreement.....................................................45
       Section 11.15.          Interpretation.......................................................45
       Section 11.16.          Governing Law; Consent to Forum......................................45
       Section 11.17.          General Waivers by Borrower..........................................46
       Section 11.18.          Security Agreement...................................................46

Exhibit A            --       Borrowing Base Report
Exhibit B            --       Note
Exhibit B-1          --       Permitted Indebtedness
Exhibit C            --       Places of Business
Exhibit D            --       Security Agreement
Exhibit E            --       States in which Qualified to do Business
Exhibit F            --       Fictitious Names during the Past Seven Years
Exhibit G            --       Capital Structure
Exhibit H            --       Contracts or Agreements Restricting Borrower's Right to Incur Debt
Exhibit I            --       Actions, Suits, Proceedings or Investigations
Exhibit J            --       Pension Plans
Exhibit K            --       Compliance Certificate
Exhibit K-1          --       Permitted Loans
Exhibit K-2          --       Insurance Programs
Exhibit L            --       Permitted Liens
Exhibit M            --       Legal Opinion

                               LOAN AGREEMENT

     THIS LOAN AGREEMENT is made as of July 14, 1997, by and between ABN AMRO BANK N.V. ("Lender"), a bank organized under the laws of the Netherlands acting through its New York Branch with an office at 500 Park Avenue, New York, New York 10022, and FRIEDMAN'S INC. ("Borrower"), a Delaware business corporation, with its chief executive office and principal place of business at 4 West State Street, Savannah, Georgia 31401.

SECTION 1. GENERAL DEFINITIONS

     Section 1.1. Defined Terms. When used herein, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Account Debtor" any Person who is or may become obligated under or on an Account.

     "Accounts" all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest; and all documents evidencing chooses in action, causes of action, books and records, computer equipment, and customer lists relating to any of the foregoing.

     "Advance" an advance to Borrower of the Loan proceeds pursuant to a Request For Advance.

     "Affiliate" a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds five percent (5.0%) or more of the equity interest of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of an equity interest, voting Stock, by contract or otherwise. In addition, for purposes hereof, Affiliate shall include specifically MS Jewelers Limited Partnership, MS Jewelers Corporation, Crescent Jewelers, Friedman's Jewelers, Inc., Herman K. Friedman, and Stanley K. Friedman, but shall not include any of the other limited partners of MS Jewelers Limited Partnership.

     "Agreement" this Loan Agreement.

     "Borrower" Friedman's Inc. or, for accounting purposes, any predecessor including MS Jewelers Limited Partnership which transferred to Borrower substantially all of its assets and liabilities.

     "Borrower's Account" Borrower's deposit account maintained with Lender.

     "Borrowing Base" as at any date of determination thereof, an amount equal to the lesser of (a) the Maximum Loan Commitment and (b) the sum of (i) 75% of Eligible Accounts, plus (ii) 50% of Eligible Inventory, less (iii) the maximum lending commitment of NationsBank under the NationsBank Credit Agreement, less
(iv) the maximum lending commitment of First Union under the First Union Loan Agreement, and subtracting from (a) or (b) the Reserve Amount on such date.

     "Borrowing Base Report" the certificate in the form of Exhibit "A" attached hereto and incorporated by reference herein signed by an authorized officer of Borrower showing a calculation of the Borrowing Base, and the components comprising said Borrowing Base, as of the end of the preceding fiscal quarter, listing the amounts of Eligible Accounts and updating the amount of Eligible Inventory.

     "Business Day" any day on which banking institutions in New York, New York are open for the transaction of banking business, and in the case of LIBO Rate Loans, any day on which banking institutions in London are open for the transaction of banking business.

     "Capital Lease" shall mean any lease or similar arrangement which is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Closing Date" the date on which all of the conditions precedent in Section 9 are satisfied and the initial Loan is made hereunder.

     "Code" the Uniform Commercial Code as adopted and in force in the State of Georgia, as from time to time in effect.

     "Collateral" all of the Property and interests in Property described in
Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations pursuant to any of the Security Documents or otherwise.

     "Consignment Agreement" that certain Consignment Agreement between Lender and Borrower.

     "Consolidated" the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

     "Debt" the aggregate amount of all items categorized as liabilities on the balance sheet of Borrower prepared in accordance with GAAP.

     "Default" an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     "Default Rate" as defined in Section 3.1(B) of this Agreement.

     "Dollars" and the sign "$" shall refer to currency of the United States of America.

     "Draw Down Date" the date on which any Loan is made or is to be made and the date on which any Loan is repaid or reborrowed in accordance with Section
2.1 herein.

     "EBITDAR" shall mean, for any period of calculation, the Borrower's (i) Net Income for such period, plus (ii) Interest Expense during such period, plus
(iii) income tax expense during such period, plus (iv) amortization and depreciation expense deducted during such period in calculating Net Income, plus
(v) Rental Expense during such period, plus (vi) the actual principal amount forgiven under the Long-Term Incentive Programs during such period plus (vii) other non-cash, non-recurring charges deducted during the period in determining Net Income.

     "Eligible Account" an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Lender deems to be an Eligible Account, and as to which Borrower has furnished reasonably detailed information to Lender in a Borrowing Base Report. Without limiting the generality of the foregoing, Eligible Account shall mean the aggregate of the gross amount of Borrower's Accounts, less the amount of the then existing unearned finance charges, unearned insurance premiums, returns, discounts, credits, or offsets of any nature, of the Accounts owing to Borrower by the Borrower's customers under consumer sales contracts which contain credit terms not exceeding twenty-four (24) months, except that up to a maximum amount equal to one percent (1.0%) of the aggregate amount of all such Accounts (under consumer credit contracts) may contain credit terms exceeding twenty-four (24) months but not exceeding forty-eight (48) months; provided, however, that Eligible Accounts also shall not include any of the following: (i) any Account of an Account Debtor for whom an Account is outstanding which is past due more than fifty-nine (59) days; (ii) any Account which represents an obligation owed to Borrower by an Account Debtor located in a foreign country; (iii) any Account which represents an obligation of a director or officer of the Borrower or any of its Affiliates; (iv) any Account deemed ineligible by the Lender when the Lender, in its reasonable discretion, deems the creditworthiness or financial condition of the Account Debtor unsatisfactory; (v) any Account against which the Account Debtor or any other Person obligated to make payment thereon asserts any defense, offset, counterclaim, or other right to avoid or reduce the liability represented by such Account; (vi) any Account as to which the Account Debtor or other Person obligated to make payment thereon is insolvent, subject to bankruptcy or receivership proceedings, or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Lender and Lender has so notified Borrower; (vii) any Account for any Account Debtor who comprises five percent (5.0%) or more of Borrower's total Accounts; (viii) any Account of any governmental agency; (ix) any Account in which Lender does not have a valid and perfected first priority Lien (subject only to the Lien in favor of (a) NationsBank granted pursuant to the NationsBank Credit Agreement and (b) First Union granted pursuant to the First Union Loan Agreement); and (x) any Account which Lender in its reasonable discretion shall deem not to qualify as an Eligible Account.

     "Eligible Inventory" all Inventory as to which Borrower has furnished reasonably detailed information to Lender in a Borrowing Base Report and such Inventory of Borrower (other than documents evidencing choses in action, causes of action, books and records, all rights to indemnification, licenses, and customer lists) which Lender deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender's opinion, it (i) is in good, new and saleable condition, (ii) is not obsolete or unmerchantable, (iii) meets all standards imposed by any governmental agency or authority, (iv) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien, (v) is situated at a location in compliance with Section 6.1 hereof or is in transit between Places of Business and is not otherwise in transit, (vi) is accounted for on Borrower's books and records in accordance with GAAP and in detail satisfactory to Lender, in its sole discretion, and (vii) is in excess of a minimum reserve as determined by Borrower (or such greater amount as Lender in its reasonable discretion may determine) for slow moving Inventory; provided, however, that Eligible Inventory shall not include any precious metal consigned to the Borrower by any Person (including without limitation Precious Metal (as such term is defined in the Consignment Agreement) consigned by the Lender to the Borrower under the Consignment Agreement).

     "Environmental Laws" all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Toxic Substances Control Act; the Clean Water Act; the Clean Air Act; the River and Harbor Act; the Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep-Water Port Act; the Safe Drinking Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; the Oil Pollution Act of 1990; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

     "ERISA" the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder.

     "Event of Default" is defined in Section 10.1 of this Agreement.

     "First Union" means First Union National Bank (formerly known as First Union National Bank of Georgia).

     "First Union Loan Agreement" the Loan Agreement, dated as of even date, between First Union and the Borrower.

     "Fixed Charge Coverage Ratio" as of any date of determination, the ratio of the Borrower's (a) EBITDAR for the immediately preceding four (4) fiscal quarters, to (b) total Fixed Charges for such period.

     "Fixed Charges" for any period, sum of the Borrower's (i) total principal payments with respect to all Indebtedness for Money Borrowed (including the principal portion of payments under Capital Leases and Subordinated Debt during such period), plus
(ii) Interest Expense during such period plus (iii) Rental Expense during such period plus (iv) income tax expense during such period.

     "Funded Debt" as of any date of determination, (i) all Indebtedness for Money Borrowed, including the principal portion of all Capital Lease obligations and all Subordinated Debt plus (ii) all Rental Expense paid during the immediately preceding four (4) fiscal quarters multiplied by 6.

     "GAAP" generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" all general intangibles of Borrower whether now owned or hereafter created or acquired by Borrower relating or pertaining to Inventory or pertaining to Accounts.

     "Indebtedness" as applied to a Person means, without duplication (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, capitalized lease obligations, (ii) all obligations of other Persons which such Person has guaranteed and (iii) in the case of Borrower (without duplication), the Obligations.

     "Intercreditor Agreement" the Second Amended and Restated Intercreditor and Security Agreement, dated of even date herewith, among NationsBank (in its capacity as "collateral agent" thereunder and in its capacity as the lender under the NationsBank Loan Agreement), First Union, Lender and Borrower, as amended, modified, supplemented or restated from time to time.

     "Interest Expense" shall mean, for any period of calculation, the aggregate of all interest paid or accrued by the Borrower during such period, as determined in accordance with GAAP.

     "Interest Period" with respect to each Advance (a) initially, the period commencing on the Draw Down Date of such Advance and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Request for Advance, which shall be (i) for any Offered Rate Loan, the date specified by the Borrower in the applicable Request for Advance; and (ii) for any LIBO Rate Loan, the date specified by the Borrower in the applicable Request for Advance which date is 1, 2, 3 or 6 months from the applicable Draw Down Date; and (b) thereafter, each period commencing on the first day after the last day of the last preceding Interest Period applicable to such Advance and ending on the last day of one of the periods set forth above, as selected by the Borrower pursuant to Section 2.1(H); provided that all of the foregoing provisions relating to Interest Periods are subject to the following: if any Interest Period with respect to an Advance would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day unless, in the case of LIBO Rate Advances only, such Business Day would be in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; the Borrower may not select any Interest Period that would extend through the Maturity Date.

     "Inventory" all of Borrower's inventory, whether now owned or hereafter acquired by Borrower and wherever located, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration including without limitation, all gold and other precious metal and precious stones and gems (including, without limitation, diamonds) in whatever form and all products in which any such gold, precious metal and precious stones and gems are incorporated or into which such gold, precious metal and precious stones and gems are processed or converted, including without limitation, bullion, alloys or wire; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing choses in action, causes of action, books and records, all rights to indemnification, licenses, and customer lists relating to any of the foregoing.

     "IRC" the Internal Revenue Code of 1986, as amended.

     "LIBO Rate" means, with respect to any Interest Period for LIBO Rate Loans, the offered rate per annum in the London interbank market for deposits in Dollars of amounts equal or comparable to the principal amount of such LIBO Rate Loan offered for a term comparable to such Interest Period, as currently shown on the Reuters Screen LIBOR page as of 11:00 a.m., London Time, two Business Days prior to the first day of such Interest Period; provided, however, that (a) if more than one offered rate as described above appears on the Reuters Screen LIBOR page, the rate used to determine the LIBO Rate will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of such offered rates, or (b) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of rates quoted by the Lender at approximately 10:00 a.m., New York time, two Business Days prior to the first day of such Interest Period for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such LIBO Rate Loans. If the Lender ceases to use the Reuters Screen LIBOR page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

     "LIBO Rate Advance" an advance on a LIBO Rate Loan.

     "LIBO Rate Basis" a simple rate per annum equal to the sum of (a) the LIBO Rate and (b) seven-eighths of one percent (0.875%).

     "LIBO Rate Loan" any Advance made hereunder bearing interest calculated by reference to the LIBO Rate.

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

     "Lien" any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Loan Account" the loan account established on the books of Lender pursuant to Section 2.2 hereof.

     "Loan Documents" this Agreement, the Consignment Agreement, the Other Agreements and the Security Documents.

     "Loans" all Advances made by Lender pursuant to this Agreement.

     "Long-Term Incentive Programs" shall mean (i) the Loan Agreement, dated November 17, 1994, between Borrower and Bradley J. Stinn, and the promissory note, dated November 17, 1994, from Bradley J. Stinn to Borrower, in the original principal amount of $1,500,000, each as amended through the date hereof, a true and correct copy of each of which is attached hereto as Exhibit O-1, and (ii) the Loan Agreement, dated November 17, 1994, between Borrower and Sterling B. Brinkley, and the promissory note, dated November 17, 1994, from Sterling B. Brinkley to Borrower, in the original principal amount of $1,500,000, each as amended through the date hereof, a true and correct copy of each of which is attached hereto as Exhibit O-2.

     "Maturity Date" the earlier of April 30, 1999 or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise).

     "Maximum Loan Commitment" shall mean $10,000,000 minus the Fair Market Value (as such term is defined in the Consignment Agreement) of all Consigned Precious Metal (as such term is defined in the Consignment Agreement) under the Consignment Agreement.

     "Money Borrowed" as applied to Indebtedness, means (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a capitalized lease obligation; (iv) Indebtedness under any agreement or obligation to reimburse the issuer of any letter of credit for amounts paid by the issuer on account of such letter of credit; and (v) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof.

     "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

     "NationsBank" NationsBank, N.A. (formerly known as NationsBank of Georgia, N.A.)

     "NationsBank Credit Agreement" the Second Amended and Restated Loan Agreement, dated as of even date herewith, between NationsBank and the Borrower.

     "Net Income" shall mean, for any period of calculation, the Borrower's consolidated net income (loss) after taxes, calculated in accordance with GAAP.

     "Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

     "Non-subordinated Debt" indebtedness of Borrower that is not subordinated to the Obligations.

     "Note" the Promissory Note dated July 14, 1997, made by Borrower to the order of Lender in the stated principal amount of $10,000,000 in substantially the form of Exhibit "B" attached hereto, as hereafter amended, modified, restated or extended.

     "Obligations" all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however evidenced or acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents and all rights Lender may at any time or times have to reimbursement in connection with any letter of credit or guaranty issued for Borrower's benefit.

     "Offered Rate" shall mean, for any applicable Interest Period, the rate of interest offered by Lender to the Borrower and accepted by the Borrower on a designated Advance.

     "Offered Rate Advance" an Advance on a Offered Rate Loan.

     "Offered Rate Basis" a simple rate per annum equal to the sum of (a) the Offered Rate and (b) seven-eighths of one percent (0.875%).

     "Offered Rate Loan" any Advance made hereunder bearing interest calculated by reference to the Offered Rate.

     "OSHA" the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

     "Other Agreements" any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed, by Borrower and delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Note.

     "Overadvance" an Advance made by Lender when an Overadvance Condition exists or would result from the making of such Advance.

     "Overadvance Condition" at any date, a condition such that the outstanding principal amount of the Loans on such date exceeds the Borrowing Base an such date.

     "Payment Date" with respect to any Advance which is accruing interest at the Prime Rate, the last day of each calendar quarter and with respect to any other Advance, the last day of the Interest Period applicable to such Advance, and if such date is more than 3 months from the Draw Down Date of each Advance, "Payment Date" shall also mean each day falling 3 months from such Draw Down Date.

     "Permitted Indebtedness" means (i) the Indebtedness to NationsBank pursuant to the NationsBank Credit Agreement as in effect on the date hereof, (ii) the Indebtedness to First Union pursuant to the First Union Loan Agreement as in effect on the date hereof, (iii) other Indebtedness in an amount outstanding not in excess of $2,500,000 in principal each fiscal year, (iv) any Indebtedness described in Exhibit "B-1" hereto, and (v) trade payables and accrued expenses incurred in the ordinary course of business and (vi) any amounts owing to the Lender.

     "Permitted Liens" any Lien of a kind specified in subparagraphs (i) through
(xi) of section 8.2(H) of this Agreement.

     "Permitted Loan and Guarantee Amount" the maximum amount of Loans or other advances of money (other than for salary, travel advances, advances against commission, other similar advances in the ordinary course of business, and Loans to officers to exercise stock options) plus guarantees, assumptions, and endorsements (except endorsements of instruments or items of payment for deposit or collection) which Borrower may make hereunder; which amount in the aggregate shall be limited to $2,500,000.

     "Person" an individual, partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Place of Business" a location at which Borrower conducts its business and at which Borrower's Property is located, including, without limitation, those existing locations identified on Exhibit "C" attached hereto and incorporated herein by this reference and those future locations of which Borrower is obligated to notify Lender pursuant to the terms of Section 8.2(I) hereof.

     "Plan" an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

     "Prime Rate" means the rate announced from time to time by the Lender as its "prime rate" for Dollar loans by its United States offices to borrowers located in the United States, with any change in the "prime rate" being effective on the date such change is announced.

     "Prohibited Transaction" any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

     "Property" any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase Money Lien" a Lien upon fixed assets which secures purchase money indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the purchase money indebtedness secured by such Lien.

     "Rental Expense" shall mean, for any period of calculation, all rental payments made by the Borrower during the period, as determined in accordance with GAAP.

     "Reportable Event" any of the events set forth in Section 4043(b) of ERISA.

     "Request For Advance" a request for an Advance pursuant to Section 9.4 hereof.

     "Reserve Amount" at any date, an amount equal to the face amount of all letters of credit issued by Lender for the account of the Borrower outstanding on such date.

     "Restricted Investment" any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness, or other obligation or Security, or by loan, advance, or capital contribution, or otherwise, or in any Property except the following: (i) investments in one or more Subsidiaries of Borrower; (ii) Property to be used in the ordinary course of business; (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;
(v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000 or issued by Lender; (vi) investments in commercial paper given a rating by a national credit rating agency of A-1 or greater and maturing not more than two hundred seventy (270) days from the date of creation thereof; (vii) any investment or investments which in the aggregate do not exceed $2,000,000; and (viii) "Dutch-Auction" tender securities of any Person, provided such securities are given an investment grade rating by a national credit rating agency.

     "Schedule of Accounts" a sales and collections report for the preceding month and a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Security Agreement" the Security Agreement dated July 14, 1997 substantially in the form of Exhibit "D" attached hereto and incorporated by reference herein.

     "Security Documents" shall mean (i) that certain Security Agreement dated as of the date hereof among the Borrower, the Lender, First Union and NationsBank, as Collateral Agent and (ii) any swap agreement or arrangement between the Lender and the Borrower relating to the Consignment Agreement.

     "Solvent" as to any Person, such Person (i) owns Property whose fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) owns Property the present fair salable value of which is greater than the amount that will be required to pay the probable liability of such Person on its existing Indebtedness as such become absolute and matured, (iii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iv) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     "Subordinated Debt" Indebtedness of Borrower that is expressly subordinated to the Obligations.

     "Subsidiary" any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the Voting Stock at the time of determination.

     "Voting Stock" securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

   Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 8.1(I), and all financial data pursuant to this Agreement shall be prepared in accordance with such principles.

     Section 1.3. Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

     Section 1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. To the extent any of the terms or provisions of the Other Documents or the Security Documents conflict with the provisions of this Agreement, this Agreement shall control.

SECTION 2. CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to TEN MILLION AND NO/100 DOLLARS ($10,000,000) available upon Borrower's request therefor, as follows:

     Section 2.1. Borrowing and Disbursement. (A) Loan Advances. Lender shall make Advances to Borrower from time to time in accordance with and subject to the terms and conditions hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. It is expressly understood and agreed that Lender may use the Borrowing Base as a maximum ceiling on any Advance to Borrower at any time. If the unpaid balance of the Loan should at any time exceed the Borrowing Base or any other limitation set forth in this Agreement, such Loan shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all benefits thereof. The Loan shall be evidenced by the Note.

     (B) Overadvances. Insofar as Borrower may request and Lender may be willing, in its sole and absolute discretion, to make Overadvances, Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be payable on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement.

     (C) Use of Proceeds. The Loan shall be used solely for Borrower's general operating capital needs and store expansion to the extent not inconsistent with the provisions of this Agreement.

     (D) Choice of Interest Rates. Any Advance shall, at the option of the Borrower, be made as an Offered Rate Advance or a LIBO Rate Advance. Any notice given to the Lender in connection with a requested Advance hereunder shall be given to the Lender prior to

11:00 A.M. Eastern time in order for such Business Day to count toward the minimum number of Business Days required.

     (E) Offered Rate Advances. The Borrower shall give Lender in the case of Offered Rate Advances at least one (1) Business Day's irrevocable written notice in the form of a Request for Advance, or notice by telecopy followed immediately by a Request for Advance; provided, however, that the failure by the Borrower to confirm any notice by telecopy with a Request for Advance shall not invalidate any notice so given.

     (F) LIBO Rate Advances. The Borrower shall give Lender in the case of LIBO Rate Advances at least three (3) Business Days' irrevocable written notice in the form of a Request for Advance, or notice by telecopy followed immediately by a Request for Advance; provided, however, that the failure by the Borrower to confirm any notice by telecopy with a Request for Advance shall not invalidate any notice so given. The Lender, whose determination shall be conclusive, shall determine the available LIBO Rate Basis and shall notify the Borrower of such LIBO Rate Basis. The Borrower shall promptly notify the Lender by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a LIBO Rate Basis and Interest Period for such Advance.

     (G) Disbursement. Prior to Lender's close of business on the date of an Advance hereunder, Lender shall, subject to the satisfaction of the conditions set forth in this Section 2 and in Section 9, disburse the funds by (i) transferring the amounts by wire transfer pursuant to the instructions of Borrower, or (ii) in the absence of such instructions, crediting the amounts so made available to the Loan Account.

     (H) Repayments and Reborrowings. At least three (3) Business Days prior to the last day of the Interest Period with respect to each LIBO Rate Advance, the Borrower shall give Lender written notice specifying whether all or a portion of such LIBO Rate Advance (a) is to be repaid and then reborrowed in whole or in part as a LIBO Rate Advance and (b) is to be repaid and not reborrowed. At least one (1) Business Day prior to the last day of the Interest Period with respect to each LIBO Rate Advance, the Borrower shall give Lender written notice specifying whether all or a portion of such LIBO Rate Advance is to be repaid and then reborrowed in whole or in part as an Offered Rate Advance. At least three (3) Business Days prior to the last day of the Interest Period with respect to each Offered Rate Advance, the Borrower shall give Lender written notice specifying whether all or a portion of such Offered Rate Advance is to be repaid and then reborrowed in whole or in part as a LIBO Rate Advance. At least one (1) Business Day prior to the last day of the Interest Period with respect to each Offered Rate Advance, the Borrower shall give Lender written notice specifying whether all or a portion of such LIBO Rate Advance (a) is to be repaid and not reborrowed and (b) is to be repaid and then reborrowed in whole or in part as an Offered Rate Advance. Upon the last day of the Interest Period with respect to each such Advance, such Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed. Any payment of all or any portion of an Advance prior to the last day of the Interest Period therefor shall be subject to Section 3.8 hereof.

     Section 2.2. Loan Account. Lender shall enter all Advances as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on the Loan and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

SECTION 3. INTEREST, FEES, TERM AND REPAYMENT

      Section 3.1.  Interest, Fees and Charges.  (A) Interest.

           (i) On Offered Rate Advances. Interest on each Offered Rate Advance shall be computed on the basis of a year of 360 days for the actual number of days elapsed and shall be payable at the Offered Rate Basis for such Advance in arrears on each Payment Date. Interest on Offered Rate Advances then outstanding shall also be due and payable on the Maturity Date.

           (ii) On LIBO Rate Advances. Interest on each LIBO Rate Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBO Rate Basis for such Advance in arrears on the applicable Payment Date. Interest on LIBO Rate Advances then outstanding shall also be due and payable on the Maturity Date.

           (iii) If No Notice of Selection of Interest Rate Basis. If the Borrower fails to give Lender timely notice pursuant to Section 2.1(H) hereof with regard to any Advance, then on the last day of the applicable Interest Period such Advance shall begin accruing interest at the Prime Rate as in effect on such date. Interest on any Advance accruing interest at the Prime Rate shall be due and payable on each Payment Date.

     (B) Default Rate of Interest. Upon and after the occurrence of an Event of Default and the acceleration of the Obligations as permitted in Section 10.2 hereof, the principal amount of the Obligations shall automatically (without notice to or demand upon Borrower) bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to two percent (2.0%) above the Prime Rate (the "Default Rate"). Borrower acknowledges that the cost and expenses to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense.

     (C) Maximum Interest. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended) which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

     Section 3.2. Unused Line Fee. The Borrower shall pay to the Lender an unused line fee equal to one-eighth of one percent (.125%) per annum of the average daily unused amount of the maximum Loan commitment, payable on the first day of each calendar quarter for the previous calendar quarter and on the Maturity Date.

     Section 3.3. Loan Fee. At the closing of the Loan facility provided herein, the Borrower shall pay to Lender a loan fee equal to $10,000, which fee has been fully earned by Lender and is non-refundable.

     Section 3.4. Payments. All payments shall be made by Borrower in U.S. currency and without any defenses, offset or counterclaim of any kind. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with paragraphs (A) through (C) of this Section 3.4 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the obligations (in addition to any other Obligation) consisting of:

           (A) Principal shall be paid by Borrower to Lender immediately upon the earliest of (i) April 30, 1999, or (ii) the occurrence of an Event of Default and election by Lender to accelerate the maturity and payment of such Loans; provided, however, that if the principal balance of the Loan outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, on demand, repay the Loan in an amount sufficient to reduce the aggregate unpaid principal amount of such Loan by an amount equal to such excess;

           (B) Interest accrued on the Loan shall be paid on the earliest of (i) each Payment Date, or (ii) the occurrence of an Event of Default and election by Lender to accelerate the maturity and payment of the Obligations; provided, however, that Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder a sum sufficient each quarter to pay all interest accrued on the Obligations during the immediately preceding quarter and a sum sufficient to pay costs, fees and expenses payable pursuant to this Agreement;

           (C) The balance of the obligations requiring the payment of money, if any, shall be paid by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents.

     Section 3.5. Term of Loan. Subject to Lender's right to cease making Loans or Advances to Borrower at any time upon the occurrence of a Default or Event of Default, Borrower may request Lender to make Advances in accordance with the terms of this Agreement from the date hereof through the Maturity Date.

     Section 3.6. Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.4 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

     Section 3.7. Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

     Section 3.8. Funding Indemnity. If the Lender shall incur any actual loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain any Advance or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lender, but excluding any loss of profit) as a result of:

           (a) any payment, prepayment or conversion of an Advance or Offered Rate Advance on a date other than the last day of its Interest Period,

           (b) any failure by the Borrower to borrow an Advance on the date specified in a notice given pursuant to Section 1.5(a) or established pursuant to Section 2.1(H), or

           (c) any acceleration of the maturity of an Advance as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of the Lender, the Borrower shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense. If the Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of the Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts and components of such calculation shown on such certificate if reasonably calculated shall be conclusive.

SECTION 4. COLLATERAL:  GENERAL TERMS

     Section 4.1. Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in, security title to and Lien upon all the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

           (A) All Accounts;

           (B) All Inventory;

           (C) All monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

           (D) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), and (C) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

           (E) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C) or
      (D) above and all chattel paper pertaining to any of (A), (B), (C) or (D) above.

     Section 4.2. Representations, Warranties and Covenants -- Collateral. To induce Lender to enter into this Agreement, Borrower represents, warrants, and covenants to Lender that:

           (A) The Collateral is now and will continue to be owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

           (B) Except as specifically consented to in writing by Lender, the Liens granted to Lender shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof (other than (i) the pari passu Lien granted by Borrower to NationsBank under the NationsBank Credit Agreement and (ii) the pari passu Lien granted by Borrower to First Union under the First Union Loan Agreement). No further action need be taken to perfect the Liens granted to Lender, other than the filing of continuation statements under the Code or other applicable law.

           (C) All goods evidenced by the Collateral constituting chattel paper, documents or instruments are owned by Borrower and the same are free and clear of any prior Lien (other than (i) the pari passu Lien granted by Borrower to NationsBank under the NationsBank Credit Agreement and (ii) the pari passu Lien granted by Borrower to First Union under the First Union Loan Agreement). Borrower further warrants and guarantees the value, quantities, sound condition, grades and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

     Section 4.3. Lien Perfection. Borrower agrees to execute the UCC-1 financing statements provided for by the Code, or other applicable law, together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     Section 4.4. Location of Collateral. All Collateral, other than Inventory in transit, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit "C" and shall not, without the prior written approval of Lender, be moved therefrom except for transfers between Places of Business and, prior to an Event of Default, for sales of Inventory in the ordinary course of business and sales or transfers pursuant to the Consignment Agreement.

     Section 4.5. Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender to insure Lender's interest in the Collateral. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements naming loss payee. Each policy of insurance or endorsements shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise required by Lender.

     Section 4.6. Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by Borrower to any landlord of any premises where any of the Collateral may be located), and, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, necessary legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Lender with interest at the Default Rate, shall be considered Obligations owing by Borrower to Lender hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrower in or coming into the hands or inuring to the benefit of Lender. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

SECTION 5. PROVISIONS RELATING TO ACCOUNTS

     Section 5.1. Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Lender that Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, (including, without limitation, the Borrowing Base Report) and, unless otherwise indicated in writing to Lender, that with respect to each Account:

           (A) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

           (B) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

           (C) It is for a liquidated amount maturing as stated in the duplicate invoice or chattel paper covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

           (D) Such Account, and Lender's security interest therein, is not, and will not be in the future, subject to any offset, Lien (other than (i) the pari passu Lien granted in favor of NationsBank pursuant to the NationsBank Credit Agreement and (ii) the pari passu Lien granted in favor of First Union pursuant to the First Union Loan Agreement), deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

           (E) Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

           (F) There are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

           (G) To the best of Borrower's knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is Solvent; and

           (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

     Section 5.2. Notice of Security Interest and Schedules of Accounts. Within thirty (30) days from the date hereof, Borrower shall enter a notation on each Account by the execution on the face of each written contract document, instrument, or security agreement, the following notice or such other notice as may be approved in writing by the Lender:

           This chattel paper and the obligations owing to and rights of Friedman's Inc. hereunder are subject to pari passu security interests in favor of NationsBank, N.A., as Collateral Agent for NationsBank N.A., ABN AMRO Bank N.V. and First Union National Bank.

; provided, the reference to "NationsBank, N.A." and to "First Union National Bank" shall be deleted therefrom in the event of the termination of the NationsBank Credit Agreement and the First Union Loan Agreement, as applicable.

     Similar language shall be entered on future Accounts or preprinted language included in all written contracts, documents, and instruments or security agreements as and when each Account is created. Each Account shall contain language acceptable to Lender whereby the Account Debtor agrees not to assert any claim or defenses against Lender as assignee, which such Account Debtor may have against Borrower. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender at Lender's request, on or before the fifteenth day of each month from and after the date of such request, a schedule of Accounts, and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

     Section 5.3. Administration of Accounts. (A) Upon and after the occurrence of an Event of Default and acceleration of the Obligations as permitted in
Section 10.2 hereof, Lender shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrower.

     (B) If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge the Loan Account therefor. Borrower shall notify Lender if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Lender shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery creating the Account.

     (C) Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, or any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

     Section 5.4. Collection of Accounts. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit. Lender retains the right after an Event of Default and acceleration of the Obligations as permitted in Section 10.2 hereof to notify Account Debtors that Accounts have been assigned to Lender and to collect

Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to Borrower. The Borrower shall, following the occurrence and during the continuance of an Event of Default and, at request of Lender, (a) notify the Account Debtors of the security interest of Lender in any Account and that payment thereof or thereunder is to be made directly to Lender, and (b) furnish to Lender upon request additional statements of any Accounts, together with all notes or other papers evidencing the same and any guaranty, securities or other documents or information relating thereto. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the second Business Day after receipt by Lender of such items of payment in New York, New York. Such credits shall be conditional upon final payment in cash or cash equivalents of the items giving rise to them. If any item is not so paid, the Lender, in its discretion, whether or not the item is returned, may reverse any credit given for the item.

SECTION 6. PROVISIONS RELATING TO INVENTORY

     Section 6.1. Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Lender that:

           (A) All Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit "C" and will not be removed therefrom except as authorized by Section 4.4 of this Agreement.

           (B) No Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent.

           (C) No Inventory is or will be consigned to any Person without Lender's prior written consent.

           (D) No Inventory is or will be produced in violation of the Fair Labor Standards Act.

     Section 6.2. Location of Inventory. Contemporaneously herewith Borrower has given Lender a list of all locations where Borrower has a Place of Business (in the form of Exhibit "C" attached hereto), and thereafter shall give 30 days written notice prior to any change in, each warehouse location at which Inventory is or will be kept and each office of Borrower at which the records of Borrower pertaining to Inventory, are kept. All Eligible Inventory is and shall be kept, and all records pertaining to Eligible Inventory are and shall be kept, only at locations of which the Lender has been given notice as provided for herein or at locations notice of which shall be given to Lender within thirty
(30) days of the end of the next quarter.

     Section 6.3. Ownership of Inventories. Borrower is, and as to Eligible Inventory to be acquired after the date hereof, and to be included in the Borrowing Base shall be, the owner of all Eligible Inventory to be included in the Borrowing Base and (except for carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business) shall neither create or suffer to exist any Lien (other than (i) the pari passu Lien granted to NationsBank under the NationsBank Credit Agreement and (ii) the pari passu Lien granted to First Union under the First Union Loan Agreement) nor sell, assign, transfer or create or suffer to exist any Lien (other than (i) the pari passu Lien granted to NationsBank under the NationsBank Credit Agreement and
(ii) the pari passu Lien granted to First Union under the First Union Loan Agreement) in any account or contract right relating to the Eligible Inventory to or in favor of any Person other than Lender.

     Section 6.4. Status of Inventory. Borrower shall notify Lender on Friday of each week of any of the following events of which Borrower becomes aware during such week: any material loss or depreciation in value of Eligible Inventory and the amount of the loss or depreciation; damage to any such goods; and any other event which materially affects Eligible Inventory, or the value or amount thereof.

SECTION 7. REPRESENTATIONS AND WARRANTIES

     Section 7.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

           (A) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has duly qualified and is authorized to do business and is in good standing in each state or jurisdiction listed on Exhibit "E" attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and in which the failure to be so qualified would have a material adverse effect on the Borrower.

           (B) Borrower's Names. During the preceding seven (7) years, Borrower has not been known as or used any fictitious or trade or other names except as disclosed on Exhibit "F" attached hereto and made a part hereof. Except as set forth on Exhibit "F", Borrower has not, during the preceding seven (7) years, acquired all or substantially all of the assets of any Person.

           (C) Power and Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval from any Person; (ii) contravene Borrower's Articles of Incorporation or Bylaws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower;
      (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

           (D) Legally Enforceable Agreements. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

           (E) Use of Proceeds. Borrower's uses of the proceeds of the Loan pursuant to this Agreement are, and will continue to be, legal and proper uses, duly authorized by its directors, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

           (F) Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

           (G) Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

           (H) Capital Structure. Exhibit "G" attached hereto and made a part hereof states (a) the correct name of Borrower, the jurisdiction of organization, (b) the name of each of Borrower's directors, (c) the name of each of Borrower's partnership or joint venture Affiliates, if any, and the nature of the affiliation, and (d) a description of Borrower's Subordinated Debt.

           (I) Solvent Financial Condition. Borrower is now and, after giving effect to the Loan to be made hereunder, at all times will be, Solvent.

           (J) Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit "H" attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

           (K) Litigation. Except as set forth on Exhibit "I" attached hereto and made a part hereof, as of the date hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, or the business, operations, Properties, prospects, profits or condition of Borrower, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Exhibit "I" involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Borrower is not in default with respect to any order, writ, injunction, judgement, decree or rule of any court, governmental authority or arbitration board or tribunal.

           (L) Title to Properties. Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

           (M) Financial Statements: Fiscal Year. The balance sheets of Borrower dated as of September 30, 1996 and March 31, 1997, and the related statements of income, changes in shareholder's equity and cash flow for the periods ended on such dates, have been prepared on a basis consistent with Borrower's historical accounting practices (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial position of Borrower at such dates and the results of Borrower's operations for such periods. As of the date hereof, since May 31, 1997, there has been no material change in the condition, financial or otherwise, of Borrower except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower ends on September 30 of each year.

           (N) Full Disclosure. The financial statements referred to in Section 7.1(M) above, do not, nor does this Agreement or any other written statement of Borrower to Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement.

           (O) Pension Plans. Except as disclosed on Exhibit "J" attached hereto and made a part hereof, Borrower has no Plan. Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of Borrower, including, but not limited to, any Reportable Event, or Prohibited Transaction, exists in connection with any Plan. Borrower has no withdrawal liability in connection with a Multiemployer Plan.

           (P) Taxes. Borrower's federal tax identification number is 58-2058362. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year.

           (Q) Compliance With Laws. Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including, without limitation, the federal Truth-In-Lending Act and applicable state consumer lending laws, OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Borrower under any such law, rule or regulation.

           (R) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

     Section 7.2. Reaffirmation. Each request for an Advance made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute
(i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement (other than the first sentence of Section 7.1(K) and the second sentence of Section 7.1(M) hereof) and the other Loan Documents are true in all material respects except for (x) any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit, attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement and (y) such changes to the facts and/or circumstances that are the subject of such representations and warranties, so long as such changes are not materially adverse to the condition of the Borrower (financially or otherwise) either individually or in the aggregate.

     Section 7.3. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance hereof by Lender and the closing of the transactions described herein or related hereto.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

     Section 8.1. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

           (A) Taxes and Liens. Pay and discharge all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, (i) except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower promptly notifies Lender in writing of such contest, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties of Borrower other than a Permitted Lien and (ii) except such taxes, assessments and governmental changes that do not exceed, in the aggregate, $250,000 at any time. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties except for Permitted Liens.

           (B) Tax Returns. Timely, file all federal, state and local tax returns and other reports Borrower is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

           (C) Payment of Bank Charges. Pay to Lender, when due, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the obligations.

           (D) Business and Existence. Preserve and maintain its existence and all rights, privileges, and franchises in its qualification and good standing in all states in which such qualification is necessary.

           (E) Maintain Properties. Maintain its Properties in good condition and make, all necessary renewals, repairs, replacements, additions and improvements thereto.

           (F) Compliance with Laws. Comply with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of employees, income, unemployment and Social Security taxes and sales and excise taxes, ERISA and Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of Borrower.

           (G) Business Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

           (H) Visits, Inspections and Audits. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit, inspect and audit the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations and to pay in full the cost of one audit by Lender of the Collateral each year (provided, however, that Borrower shall not be required to pay more than $10,000 with respect to any such audit).

           (I) Financial Statements. Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP): (i) as soon as possible, but not later than one hundred twenty (120) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower as of the end of such year, certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender (except for a qualification for a change in accounting principles with which the independent public accountant concurs); (ii) as soon as possible, but not later than the earlier of sixty (60) days after the end of each quarter hereafter or the date on which the same shall be required to be filed with the Securities Exchange Commission, unaudited interim consolidated financial statements of Borrower, and of the portion of Borrower's fiscal year then elapsed, including without limitation, upon reasonable request of Lender, Accounts receivables aging, and Accounts payable aging as of the end of such quarter, on a consolidated and consolidating basis, certified by the principal financial officer of Borrower as fairly presenting the consolidated financial position and results of operations of Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes; and (iii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts payable ledgers, and bank statements.

           (J) Notices to Lender. Notify Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation materially affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which may materially and adversely affect Borrower's operations, financial condition, Properties at business or Lender's Lien upon any of the Collateral; (ii) within forty-five (45) days after each quarter for the preceding quarter, of Borrower's opening of any new office or Place of Business in a state in which Borrower previously has had no Place of Business or within forty-five (45) days of the end of each quarter of Borrower's opening of a new office or new Place of Business in a state where Borrower has a prior office or Place of Business; (iii) within forty-five (45) days after each quarter for the preceding quarter, of the closing of any existing office or Place of Business; (iv) promptly after Borrower's learning thereof, of any default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower in excess of $250,000; (v) promptly after the occurrence thereof, of any Default or Event of Default; (vi) promptly after the rendition thereof, of any judgment rendered against Borrower; and (vii) concurrently with the filing thereof with the Securities and Exchange Commission ("SEC"), any filings with the SEC by providing to Lender a copy of such filings.

           (K) Landlord and Storage Agreements. Provide Lender at Lender's request with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory or other Collateral may, from time to time, be kept.

           (L) Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

           (M) Communications with Lender. Borrower hereby irrevocably authorizes Lender to communicate directly with any of the following Persons concerning Borrower, its business, the Collateral and the Loans:
      (a) any service bureau, warehousing service, freight forwarder, trade creditor, consignee, bailee, customer or other similar services; (b) any Person employed by Borrower; and (c) Borrower's present and future independent public accountants, each of whom is authorized by Borrower to communicate with Lender and to disclose to Lender any and all matters relating to Borrower, its financial condition and prospects, and the Collateral.

           (N) Borrowing Base Report. For the purposes of computing the Borrowing Base, Borrower shall furnish to Lender on the forty-fifth (45th) day after the end of each calendar quarter, a Borrowing Base Report as of the last day of the immediately preceding calendar quarter containing information adequate to identify Eligible Inventory and Eligible Accounts, signed by an authorized officer of Borrower showing a calculation of the Borrowing Base as of the end of the preceding week, listing the amount of Eligible Accounts and updating the amount of Eligible Inventory. If on the date any such report is delivered, the sum of the aggregate principal amount of the Loan shall exceed the Borrowing Base as set forth in the Borrowing Base Report, Borrower will immediately pay to Lender the amount of such excess. Borrower shall also, if the Lender so requests, accompany such information with pledges or designations of Eligible Inventory or assignments of Eligible Accounts in form and substance satisfactory to Lender which assignments shall give Lender full power to collect, compromise or otherwise deal with the assigned Accounts as the sole owner thereof.

           (O) Inspection; Further Assurances. Borrower shall at all reasonable times and from time to time allow Lender by or through any of its authorized officers, agents, attorneys or accountants, to examine, inspect or make extracts from Borrower's books and records, and to arrange for verification of Eligible Accounts and Eligible Inventory under reasonable procedures on a "blind basis", directly with account debtors or factors or by other methods; and shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments as Lender may require more completely to vest in and assure to Lender its rights hereunder or in any Collateral and to carry into effect the provisions and intent of this Agreement.

           (P) Borrower's Account. At all times during the term of this Agreement maintain Borrower's Account so long as the terms thereof are as favorable to Borrower as those generally available for similar customers with comparable accounts.

           (Q) Compliance Certificate. Within ninety (90) days after the fiscal year end and forty-five (45) days after the end of each calendar quarter, or more frequently if requested by Lender, cause the chief financial officer of Borrower to prepare and deliver to Lender a compliance certificate in the form of Exhibit "K" attached hereto, with appropriate insertions.

     Section 8.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

           (A) Indebtedness. Incur, assume or suffer to exist any Indebtedness except for Permitted Indebtedness.

           (B) Mergers; Consolidations: Acquisitions. Acquire all or any substantial part of the Properties of any Person if the consideration paid as part of any such transaction in cash or other property (other than stock of Borrower) exceeds $5,000,000, nor merge or consolidate with any Person.

           (C) Loans. Except as set forth on Exhibit K-1, make any Loans or other advances of money in the aggregate in excess of the Permitted Loan and Guarantee Amount (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business and Loans to officers to exercise stock options) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees.

           (D) Affiliate Transactions. Enter into, or be a party to, any transaction with any Affiliate or stockholder, except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower; (ii) an agreement with Morgan Schiff & Co., Inc. for management services, with the total consideration thereunder not to exceed $500,000 annually; (iii) bonuses to the chairman, president and chief executive officer of the Borrower in an amount reasonably consistent with past practices, (iv) the Long Term Incentive Programs; (v) Insurance Programs with Cougar Reinsurance Company, Ltd. as described on Exhibit K-2 and (vi) loan and other indebtedness evidenced by the agreements listed on Exhibit K-1 hereto.

           (E) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

           (F) Adverse Transactions. Enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Lender pursuant to
      Section 5.2 of this Agreement.

           (G) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person if the aggregate amount of the same exceeds the Permitted Loan and Guarantee Amount except by endorsement of instruments or items of payment for deposit or collection.

           (H) Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 8.1(A) hereof, but only if in Lender's judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior in priority to the Liens in favor of Lender; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business and such Liens are and remain junior in priority to the Liens in favor of Lender; (vi) Purchase Money Liens securing purchase money indebtedness which is not incurred in violation of Section 8.3(C) of this Agreement; (vii) reservations, exceptions, easements, rights-of-way, and other similar encumbrances affecting real Property, provided that, in Lender's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto; (viii) such other Liens as appear an Exhibit "L" attached hereto; (ix) the pari passu Lien granted in favor of NationsBank pursuant to the NationsBank Credit Agreement; (x) the pari passu Lien granted in favor of First Union pursuant to the First Union Loan Agreement; and (xi) such other Liens as Lender may hereafter approve in writing.

           (I) Business Locations. Transfer its principal place of business or chief executive office, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit "C" hereto, except upon at least thirty (30) days' prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

           (J) Change of Business. Enter into any new type of business or make any material change in any of Borrower's business objectives, purposes and operations provided, however, Borrower shall be permitted to engage in any retail business incidental or related to Borrower's business conducted on the date hereof.

           (K) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, dispositions expressly authorized by this Agreement, (iii) dispositions of Properties other than Inventory for not less than the reasonable value of the Properties which have been disposed or (iv) transactions contemplated by the Consignment Agreement.

           (L) Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on Exhibit "F" attached hereto, unless Borrower has provided such name to Lender and executed such Uniform Commercial Code statements as Lender shall require.

           (M) Bill-and-Hold Sales, Etc. Except in the ordinary course of business, make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

           (N) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

           (O) Fiscal Year. Change its fiscal year without the prior written consent of Lender, which consent shall not be unreasonably withheld.

           (P) Distributions to Affiliates. Make any distributions, dividends or payments to Affiliates (including any permitted payments under section 8.2(D)(ii) and (iii)) in excess of $1,500,000 during any calendar year without the prior written consent of Lender, except Borrower may redeem its Class B shares from time to time if no Default or Event of Default then exists or would be caused by such redemption.

     Section 8.3. Specific Financial Covenants. During the term of this Agreement and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

           (A) Minimum Net Worth. Maintain at all times a Net Worth of at least $140,000,000, plus 50% of the net proceeds of any equity offering after September 30, 1996; in addition, effective as of the start of each fiscal year, commencing with the fiscal year beginning on October 1, 1997, such Net Worth requirement shall be increased by 50% of the Borrower's Net Income after distributions to shareholders during the immediately preceding fiscal year.

           (B) Fixed Charge Coverage Ratio. Maintain, as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.5:1.

           (C) Debt Ratio. Not permit, as of the end of any fiscal quarter, the ratio of the Borrower's Funded Debt as of such date to its EBITDAR for the four immediately preceding fiscal quarters to exceed 3:1.

SECTION 9. CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that the obligation of Lender to make the initial Advance is subject to the conditions precedent that Lender shall have received, in form and substance satisfactory to it, each of the following documents and that each of the conditions described herein is fulfilled to the satisfaction of Lender:

     Section 9.1. Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

           (A) This Agreement and the Note, each duly executed by Borrower;

           (B) The Security Agreement and any other Security Documents duly executed by Borrower;

           (C) A legal opinion of Alston & Bird, counsel to Borrower, substantially in the form of Exhibit "M" attached hereto and incorporated by reference herein;

           (D) A Compliance Certificate in the form of Exhibit "K" attached hereto and incorporated by reference herein duly executed by an officer of Borrower;

           (E) Certificates or policies of insurance evidencing compliance with the applicable provisions of this Agreement;

           (F) A request for Advance pursuant to Section 9.4 hereof and a Borrowing Base Report;

           (G) Certified copies of (a) Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and (b) Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

           (H) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in
      Section 4.2(B) hereof;

           (I) A copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation and a copy of the Bylaws of Borrower, each certified by the Secretary of the Borrower;

           (J) Good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of the jurisdiction of incorporation;

           (K) Certificate as to qualification to transact business as a foreign corporation in each state, other than its state of incorporation, in which Borrower transacts business; provided, however, that so long as the representation in Section 7.1(A) is true and correct, Borrower may provide such certificates within 30 days of the date hereof;

           (L) A copy of the Intercreditor Agreement, duly executed and delivered by NationsBank, First Union and Borrower;

           (M) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters;

           (N) Omitted;

           (O) A certificate of the Secretary or Assistant Secretary of Borrower certifying to the votes of Borrower's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Consignment Agreement and any Security Documents;

           (P) A certificate of the Secretary or Assistant Secretary of Borrower

      certifying the names of the officers of Borrower authorized to sign this Agreement, the Consignment Agreement, any Security Documents and any other documents or certificates to be delivered pursuant to this Agreement and the Consignment Agreement by Borrower or any of its officers, together with the true signatures of such officers, on which certificates Lender may conclusively rely until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate; and

           (Q) A copy of the collateral audit performed (in a manner satisfactory to Lender) by NationsBank.

     Section 9.2. Other Conditions. The following conditions have been and shall continue to be satisfied, in the reasonable discretion of Lender:

           (A) No Default or Event of Default shall exist;

           (B) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

           (C) Since September 30, 1996, except for changes which are reflected on the unaudited May 31, 1997 financial statements (excluding footnotes) submitted to Lender, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower;

           (D) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages from any Person in respect of, the consummation of the transactions contemplated hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents; and

           (E) The Borrower shall have paid in full the loan and upfront fees described in Section 3.3 hereof.

     Section 9.3. Conditions Precedent to Subsequent Advances. The obligation of Lender to make subsequent Advances is subject to the conditions precedent that Lender shall have received, in form and substance satisfactory to it, each of the following documents and that each of the conditions described below is fulfilled to the satisfaction of Lender:

           (A) A request for Advance pursuant to Section 9.4 hereof;

           (B) The representation and warranties contained herein and in each of the other Loan Documents shall be correct on and as of the date of the request for the Advance and the date of the Advance, with the same effect as though made on and as of those dates, except to the extent that such representations and warranties relate solely to an earlier date, and on each of such dates, no event, act, or condition shall have occurred or be continuing, or would result from the Advance requested, which constitutes a Default or Event of Default. The submission by Borrower of a written request for an Advance shall constitute a representation and warranty as to the correctness of the above facts, and if requested by Lender with respect to the Advance requested, Borrower shall furnish to Lender a written certificate of an officer of the Borrower, satisfactory in form and substance to Lender, as to the correctness of the above facts as a condition precedent to such Advance; and

           (C) A Compliance Certificate in the form of Exhibit "L" attached hereto and incorporated by reference herein duly executed by an officer of Borrower.

     Section 9.4. Request for Advances. Borrower shall request each Advance of Loan proceeds (including requests by telephonic communication which shall be promptly followed by a conforming written request) (i) no later than 11:00 A.M. (New York time) at least 3 Business Days prior to the date upon which the Borrower requests that a LIBO Rate Advance be made and (ii) no later than 11:00 A.M. (New York time) at least 1 Business

Day prior to the date upon which the Borrower requests that an Offered Rate Advance be made. Each request for Advance shall specify the proposed date of the Advance (which shall be a Business Day), the amount thereof, the type of Advance requested, and the Interest Period applicable thereto but with no Interest Period to extend beyond the Maturity Date. Each request for an Advance to be comprised of an Offered Rate Advance shall be effective upon receipt by the Lender and shall be irrevocable. Upon its receipt of a request for an Advance to be comprised of an Offered Rate Advance, the Lender shall provide the Borrower, by no later than 12:30 P.M. (New York time) a proposed Offered Rate applicable to such Offered Rate Advance. The Borrower may, in its sole discretion, by no later than 1:00 P.M. (New York time) irrevocably accept or reject the proposed Offered Rate applicable to such Offered Rate Advance. Not later than close of business (New York time) on the day on which an Advance is requested, and upon fulfillment of the applicable conditions set forth herein, as applicable, Lender will make each requested Advance in the amount requested, or in a lesser amount as determined by the Borrowing Base, to the Borrower in immediately available funds by deposit into Borrower's Account as of the proposed date. The persons authorized to request Advances hereunder shall be those individuals designated in writing by Borrower to Lender. In the case of a request for Advance made by telephonic communication, the action taken by Lender in good faith upon such notice shall be deemed to be the action authorized by Borrower pursuant to such request for Advance.

SECTION 10. EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

     Section 10.1. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default":

           (A) Payment of Note. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Note on the due date of such installment and shall fail to cure the same within five (5) days of notice thereof from Lender.

           (B) Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

           (C) Misrepresentations. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

           (D) Breach of Covenants. Breach of any covenant contained herein or any covenant contained in the other Loan Documents (other than a covenant or default in the performance) if the breach of such other covenant is not cured to Lender's satisfaction within ten (10) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

           (E) Default Under Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements or other instrument, contract, or document evidencing any existing or future indebtedness of Borrower to Lender and such default shall continue beyond any applicable period of grace.

           (F) Default Under Security Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable period of grace.

           (G) Other Defaults. There shall occur any default or event of default on the part of Borrower (including specifically, but without limitation, due to non-payment) under any agreement, document or instrument to which Borrower is a party (including, without limitation, the NationsBank Credit Agreement, the First Union Loan Agreement and the Consignment Agreement) or by which Borrower or any of its Property is bound, creating or relating to any indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

           (H) Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

           (I) Insolvency, etc. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than thirty (30) days), or Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally, or any motion, complaint or other pleading is filed in any bankruptcy case of any Person other than Borrower and such motion, complaint or pleading seeks the consolidation of Borrower's assets and liabilities with the assets and liabilities of such Persons.

           (J) Business Disruptions; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of all or any material part of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

           (K) ERISA. A Reportable Event shall occur which Lender, in its reasonable discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219 (c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

           (L) Litigation. Borrower, or any Affiliate, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

           (M) Criminal Forfeiture. Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower.

           (N) Judgments. Borrower shall suffer any money judgments, or suffer any writs, warrants of attachment or similar processes which give rise to a Lien, other than a Permitted Lien, which individually or in the aggregate involve an amount in excess of $500,000 over the amount covered in full, subject to customary and reasonable deductibles, by insurance or a surety bond, and shall not discharge, vacate, bond or stay the same within a period of sixty (60) consecutive days.

     Section 10.2. Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the obligations payable on demand in accordance with Section 3.4 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations due or to become due from Borrower to Lender, whether under this Agreement or any of the other Loan Documents or otherwise, shall, at the option of Lender and without notice or demand by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and accrued and unpaid interest on the obligations plus reasonable attorneys' fees not to exceed fifteen percent (15.0%) of the Obligations if the same are collected by or through an attorney at law.

     Section 10.3. Remedies. Upon or at any time after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

           (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

           (B) The right to notify Account Debtors to make remittances to Lender of all sums due on Accounts and to collect the Accounts directly from the Account Debtors.

           (C) The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

           (D) The right to sell or otherwise dispose of all or any of the Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days' written notice to Borrower of any public or private sale or other disposition of any Collateral shall be reasonable notice thereof; provided, however, that no notice of Lender's intended disposition of Collateral shall be required with respect to any portion of the Collateral that is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market, nor shall any such notice be required hereunder if not otherwise required under applicable law. Lender shall have the right to conduct such sales an Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease, or otherwise dispose of any Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the obligations.

           (E) Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

           (F) The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Lender in collecting the obligations, in enforcing the rights of Lender under the Loan Documents and in, collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain jointly and severally liable to Lender therefor.

     Section 10.4. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the other Loan Documents shall not operate as a waiver of any of such Liens, rights, powers or remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been indefeasibly paid in full, and all Liens, rights, powers, and remedies provided herein and the other Loan Documents are cumulative and none are exclusive.

SECTION 11. MISCELLANEOUS

     Section 11.1. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

           (A) At such time or times hereafter as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

           (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy, or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     Section 11.2. Indemnity. Borrower hereby agrees to and hereby does indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder; provided, however, that the Borrower shall have no liability under this Section 11.2 resulting from Lender's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws. Notwithstanding any contrary provision of this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     Section 11.3. Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, any of the other Loan Documents or any of the Obligations, or of any portion hereof or thereof to any Affiliate of Lender, and Lender's participation thereof with any Person if the amount so participated is less than a fifty percent (50%) interest and Lender remains as the servicing agent for this Agreement, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the event of any such participation, sale, assignment, transfer or other disposition, Lender shall be authorized to provide to each participating lender, assignee or transferee all information in Lender's possession regarding Borrower and the Collateral, including, without limitation, information required to be disclosed pursuant to Banking Circular 181 (Rev. Aug. 2, 1984), issued by the Comptroller of the Currency. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved immediately (and without the necessity of the execution of further documentation by Borrower or any other Person) of all obligations hereunder upon any such assignment.

     Section 11.4. Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out- of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (B) periodic audits and appraisals (but no more than one
(1) annually) performed by Lender; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (D) any attempt to enforce any rights or remedies of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all reasonable expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section shall be payable when incurred by Borrower to Lender, as the case may be, and shall be additional Obligations hereunder secured by the Collateral.

     Section 11.5. Indulgences Not Waivers. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

     Section 11.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 11.7. Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not he deemed to modify Section 11.3 hereof.

     Section 11.8. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     Section 11.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more one such counterpart signed by the party against whom such enforcement is sought.

     Section 11.10. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when received at the office of the noticed party, addressed as follows:

                (A)  Lender:          ABN AMRO Bank N.V.,
                                      New York Branch
                                      500 Park Avenue
                                      Third Floor
                                      New York, New York  10022
                                      Attn: Mr. Jeff Sarfaty

                (B)  If to Borrower:  Friedman's Inc.
                                      4 West State Street
                                      Savannah, Georgia  31401
                                      Attn: Mr. Victor Suglia

or to such other address as each party may designate for itself by like notice given in accordance with this Section 11.10; provided, however, that any notice, request or demand to or upon Lender shall not be effective until received by Lender. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

     Section 11.11. Lender's Right to Set-Off. Upon the occurrence of an Event of Default and acceleration of the Obligations as permitted in Section 10.2 hereof, Lender, without notice or demand of any kind, may hold and set-off against such of the Obligations (whether matured or unmatured) as Lender may elect, any balance or amount to the credit of Borrowers in any deposit, agency, reserve, holdback or other account of any nature whatsoever (other than any account specifically identified as a payroll account for employees of Borrower), maintained by or on behalf of Borrowers with Lender at its offices, regardless of whether such accounts are general or special and regardless of whether such accounts are individual or joint.

     Section 11.12. Demand Obligations. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender's requiring payment of such Obligations.

     Section 11.13. Time of Essence. Time is of the essence in the payment and performance of this Agreement, the Other Agreements and the Security Documents.

     Section 11.14. Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     Section 11.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or dictated such provision.

     Section 11.16. Governing Law; Consent to Forum. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED,

HOWEVER, LENDER MAY, AT ITS OPTION, COMMENCE ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION TO OBTAIN POSSESSION OF OR FORECLOSURE UPON ANY COLLATERAL, TO OBTAIN EQUITABLE RELIEF OR TO ENFORCE ANY JUDGMENT OR ORDER OBTAINED BY LENDER AGAINST BORROWER OR WITH RESPECT TO ANY COLLATERAL OR TO OBTAIN ANY OTHER RELIEF DEEMED APPROPRIATE BY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     Section 11.17. General Waivers by Borrower. BORROWER WAIVES (I) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (II) NOTICE PRIOR TO LENDER'S TAKING POSSESSION OR CONTROL OF ANY OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF POSSESSION; (III) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (IV) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (V) NOTICE OF ACCEPTANCE HEREOF.

     Section 11.18. Security Agreement. The relative rights and obligations of Borrower and Lender hereunder and under the Other Agreements are subject to the terms and provisions of the Intercreditor Agreement. To the extent there is any conflict with respect to the Lender's rights or the Borrower's obligations hereunder or under the Other

Agreements, on the one hand, and under the Intercreditor Agreement, on the other hand, the Intercreditor Agreement shall control.

     IN WITNESS WHEREOF, this Agreement has been duly executed in New York, New York on the day and year specified at the beginning hereof.


                                                 BORROWER:

                                                 FRIEDMAN'S INC.

                                                 By:/s/ Bradley J. Stinn
                                                    ----------------------------
                                                      Bradley J. Stinn,
                                                      Chairman and Chief
                                                      Executive Officer

                                                         [CORPORATE SEAL]

                                                 LENDER:

                                                 ABN AMRO BANK N.V.

                                                 By: /s/
                                                    ----------------------------
                                                    Title: S.V.P.
                                                          ----------------------

                                                 By: /s/
                                                    ----------------------------
                                                    Title: VP
                                                          ----------------------